Exhibit 99.2

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8800 Contact: Roland O. Burns Sr. Vice President and Chief Financial Officer Web Site: www.comstockresources.com
NEWS RELEASE

For Immediate Release
COMSTOCK RESOURCES, INC. CORRECTS REPORTED
SECOND QUARTER 2005 FINANCIAL RESULTS
FRISCO, TEXAS, August 10, 2005 – Comstock Resources, Inc. (“Comstock” or the “Company”) (NYSE: CRK) today announced a correction to its previously reported net income for the quarter and six months ended June 30, 2005. The corrected results are a net loss of $10.9 million or 27¢ per diluted share for the three months ended June 30, 2005 rather than $12.7 million of net income or 30¢ per diluted share, as originally reported. For the six months ended June 30, 2005, the corrected results are a net income of $5.0 million or 12¢ per diluted share rather than $28.6 million of net income or 72¢ per diluted share, as originally reported. The correction to net income is due to a change in the accounting for the Company’s share of a one time provision for income taxes by Bois d’Arc Energy, Inc. (NYSE: BDE) (“Bois d’Arc”) that was recorded by Bois d’Arc in connection with its conversion from a limited liability company to a corporation and to reflect the gain recognized by Comstock in connection with Bois d’Arc’s initial public offering. There were no other changes to the results reported in the Company’s August 8, 2005 press release. Excluding these one-time adjustments for Bois d’Arc’s conversion to a corporation and its initial public offering, Comstock’s net income for the three months and six months ended June 30, 2005 would be the same as was previously reported.
Comstock will hold an open conference call at 1:00 p.m. central/2:00 p.m. eastern to discuss the revision. Please call: 866-686-6743 (847-413-3136 international) – confirmation number 12443404.
Financial Results for the Three Months and Six Months Ended June 30, 2005
Comstock reported a net loss of $10.9 million or 27¢ per diluted share for the three months ended June 30, 2005 as compared to net income of $18.7 million or 52¢ per diluted share in the same quarter of 2004. Excluding the one time adjustments to reflect Bois d’Arc’s conversion to a corporation and initial public offering, Comstock’s net income would have been $12.7 million or 30¢ per diluted share for the three months ended June 30, 2005. Comstock had $68.5 million in oil and gas sales in 2005’s second quarter, an increase of 3% over 2004’s second quarter oil and gas sales of $66.5 million. Comstock generated $47.3 million in operating cash flow (before changes in working capital accounts) in 2005’s second quarter, which represents a 4% increase over 2004’s second quarter cash flow of $45.4 million. EBITDAX or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses was $53.8 million in 2005’s second quarter as compared to 2004’s second quarter EBITDAX of $52.5 million. On May 10, 2005, Comstock began accounting for its interest in Bois d’Arc under the equity method and subsequent to that date no longer is including its share of Bois d’Arc’s revenues, EBITDAX and cash flow in its consolidated results.

For the six months ended June 30, 2005, Comstock’s oil and gas sales totaled $138.4 million, as compared to oil and gas sales of $127.3 million for the same period in 2004. Net income for the six months ended June 30, 2005 was $5.0 million, or 12¢ per diluted share, as compared to net income of $18.7 million or 52¢ per diluted share in 2004. Excluding the one time adjustments to reflect Bois d’Arc’s conversion to a corporation and its initial public offering, Comstock’s net income would have been $28.6 million, or 72¢ per diluted share for the six months ended June 30, 2005. Operating cash flow (before changes in working capital accounts) generated by Comstock was $93.9 million for the first six months of 2005, a 13% increase from the first six months of 2004’s cash flow of $82.9 million. For the six months ended June 30, 2005, EBITDAX was $108.8 million as compared to EBITDAX of $98.7 million for the same period in 2004.
Production from Comstock’s onshore fields in the second quarter of 2005 totaled 8.4 Bcf equivalent of natural gas (“Bcfe”), a 15% increase from 2004’s second quarter production of 7.3 Bcfe. For the first six months of 2005, Comstock produced 15.3 Bcfe from its onshore operations, an increase of 3% as compared to production in the same period of 2004 of 14.8 Bcfe. During the second quarter of 2005, the Company’s share of offshore production from its ownership interest in Bois d’Arc of 3.5 Bcfe was 0.5 Bcfe less than last year’s production of 4.0 Bcfe. The decrease was attributable to the reduction in Comstock’s ownership in Bois d’Arc, which decreased from 60% to 48% in May 2005. Offshore production for the six months ended June 30, 2005 of 7.2 Bcfe was comparable to production in the same period last year.
The Company’s realized natural gas price averaged $6.66 per Mcf in 2005’s second quarter as compared to $5.77 per Mcf in 2004’s second quarter. Realized oil prices in the second quarter of 2005 averaged $46.74 per barrel as compared to $37.55 per barrel for 2004. For the first six months of 2005, Comstock’s realized natural gas price averaged $6.46 per Mcf as compared to 2004’s average natural gas price of $5.71 per Mcf. For the first six months of 2005, Comstock’s realized oil price was $47.26 per barrel as compared to $36.24 per barrel in 2004.
During the second quarter, Comstock completed several strategic transactions. These transactions will accelerate its future growth and have strengthened the Company’s balance sheet. On April 4, 2005, Comstock closed a public offering of its common stock and issued 4.5 million shares at $27.50 per share for net proceeds of $121.2 million. On May 12, 2005, Comstock closed an acquisition of producing properties in Texas, Louisiana and Mississippi from EnSight for $191.6 million. The acquisition added proved reserves of 120.2 Bcfe and added 18.1 Mmcfe to the Company’s daily production rate. On May 11, 2005, Bois d’Arc completed its initial public offering of its common stock and used the proceeds to repay Comstock $158.0 million which Comstock had loaned Bois d’Arc on its formation on July 16, 2004. As a result of these transactions, as well as the Company’s second quarter results, Comstock’s total debt fell from $429.3 million at the end of the first quarter to $307.0 million at the end of the second quarter. Comstock’s total stockholders equity increased from $380.9 million at the end of the first quarter to $492.2 million at June 30, 2005. Debt as a percent of total book capitalization fell from 53% at March 31, 2005 to 38% at June 30, 2005.
Year to Date 2005 Drilling Results
Comstock also announced the results to date of its 2005 drilling program. Onshore, Comstock has drilled 42 wells (26.1 net) in the first six months of 2005. Thirty-nine (24.7 net) of the wells drilled were development wells; all of which were successful. Comstock drilled 28 successful development wells (20.8 net) in its East Texas/North Louisiana region. These wells have been tested at a per well average rate of 1.6 Mmcfe per day and are part of Comstock’s expanded drilling program planned in this region for 2005. Comstock currently has three rigs under contract drilling in this region and is working to add a fourth rig.
Comstock also drilled 11 successful development wells (3.9 net) in South Texas and in its other regions in the first half of 2005. Five of the wells (2.2 net) were in South Texas which were tested at a per well average rate of 2.6 Mmcfe per day. The South Texas wells include Comstock’s third successful well drilled in the Javelina field, the Dixie Mortgage Pawalak #3 which was drilled to a total depth of 12,230 feet and is currently producing 4.8 Mmcfe per day. Comstock has a 50% working interest in this well. Comstock also drilled two successful wells (1.1 net) in the Gragg field in Arkansas which were tested at a per well average rate of 2.2 Mmfe per day and participated in drilling four successful coal bed methane wells (0.6 net) in San Juan Basin in New Mexico.
In addition to the development wells, Comstock drilled three exploratory wells (1.4 net) in the first half of 2005. Two of those were dry holes (1.2 net) and one was successful. The successful well was drilled in Hidalgo County, Texas. The Kotara Aldridge #3 was drilled to a depth of 17,174 feet and is currently producing 1.7 Mmcfe per day. Comstock had a 20% working interest in this well.
The unsuccessful exploratory wells include a shallow test well drilled in West Texas and the previously reported unsuccessful exploratory well drilled to test the “Big Sandy” prospect in Polk County, Texas. The well failed to encounter sufficient pay sand to justify a completion. The total costs of the project of $14.3 million (before income taxes) was written off in the second quarter of 2005 and is included in exploration expense.
Comstock’s offshore operations are conducted exclusively through its 48% ownership of Bois d’Arc. Bois d’Arc has drilled twelve offshore wells (10.2 net) in the Gulf of Mexico to date in 2005 with a 92% success rate. Five of the wells were exploratory and seven were developmental. All of the exploration wells were successful and six of the seven developmental wells were successful. The reserves added as a result of these eleven successful wells are expected to more than replace Bois d’Arc’s 2005 estimated annual production. The larger discoveries were at Ship Shoal blocks 92 and 111 and South Pelto 5. Two successful wells at Ship Shoal 92 proved up the “Paddlefish” Prospect. A discovery well drilled at Ship Shoal 111 proved up the “Laker” Prospect. The first “Laker” well was placed on production in July at a rate of 5.9 Mmcfe per day, while the “Paddlefish” wells at Ship Shoal 92 are expected to be on production in September. Other successes include three discoveries at Ship Shoal 98 and 99 and a deep well at South Pelto 5. The South Pelto well was placed on production in May at a rate of 7.1 Mmcfe per day. The other wells are expected to be on production in the third quarter.
This press release may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management‘s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.
Comstock Resources, Inc. is a growing independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Louisiana and Texas and in the Gulf of Mexico through its ownership of Bois d’Arc Energy, Inc. (NYSE: BDE). The company‘s stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Six Months Ended June 30, 2005		Three Months Ended June 30, 2005
		As Previously		As Previously
	As Corrected	Reported	As Corrected	Reported
Oil and gas sales	$138,351	$138,351	$68,529	$68,529
Operating expenses:
Oil and gas operating	26,066	26,066	12,879	12,879
Exploration	17,286	17,286	15,201	15,201
Depreciation, depletion and amortization	33,332	33,332	15,979	15,979
General and administrative, net	7,957	7,957	3,769	3,769

Total operating expenses	84,641	84,641	47,828	47,828

Income from operations	53,710	53,710	20,701	20,701
Other income (expenses):
Other income	136	136	32	32
Interest income	1,207	1,207	459	459
Interest expense	(10,517)	(10,517)	(4,719)	(4,719)
Equity in loss of Bois d’Arc Energy	(61,225)	3,370	(61,225)	3,370
Gain on sale of stock by Bois d’Arc Energy	28,797	—	28,797	—
Gain (loss) on derivatives	(3,231)	(3,231)	7	7

Total other expenses	(44,833)	(9,035)	(36,649)	(851)

Income before income taxes	8,877	44,675	(15,948)	19,850
Provision for income taxes	(3,867)	(16,108)	5,070	(7,171)

Net income (loss)	$5,010	$28,567	$(10,878)	$12,679

Net income (loss) per share:
Basic	$0.13	$0.76	$(0.27)	$0.32

Diluted	$0.12	$0.72	$(0.27)	$0.30

Weighted average common and common stock equivalent shares outstanding:
Basic	37,393	37,393	39,762	39,762

Diluted	39,570	39,570	41,757	41,757

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Six Months Ended June 30, 2005		Three Months Ended June 30, 2005
		As Previously		As Previously
	As Corrected	Reported	As Corrected	Reported
Cash flow from operations:
Net cash provided by operating activities	$99,597	$99,597	$53,876	$53,876
Increase (decrease) in accounts receivable	(2,719)	(2,719)	1,128	1,128
Increase (decrease) in other current assets	4	4	(966)	(966)
Decrease (increase) in accounts payable and accrued expenses	(3,009)	(3,009)	(6,703)	(6,703)

Cash flow from operations	$93,873	$93,873	$47,335	$47,335

EBITDAX:
Net income (loss)	$5,010	$28,567	$(10,878)	$12,679
Interest expense	10,517	10,517	4,719	4,719
Gain on sale of stock by Bois d’Arc Energy	(28,797)	—	(28,797)	—
Equity in loss of Bois d’Arc Energy	61,225	(3,370)	61,225	(3,370)
Income tax expense	3,867	16,108	(5,070)	7,171
Depreciation, depletion and amortization	33,332	33,332	15,979	15,979
Stock-based compensation	3,178	3,178	1,383	1,383
Exploration expense	17,286	17,286	15,201	15,201
Loss (gain) on derivatives	3,231	3,231	(7)	(7)

EBITDAX	$108,849	$108,849	$53,755	$53,755

	As of June 30, 2005
		As Previously
	As Corrected	Reported
	(In thousands)
Balance Sheet Data:
Current assets	$36,066	$36,066
Property and equipment, net	666,616	666,616
Investment in Bois d’Arc Energy	240,770	276,568
Other	5,382	5,382

Total assets	$948,834	$984,632

Current liabilities	$49,191	$49,191
Long-term debt	307,000	307,000
Other	100,455	112,696
Stockholders’ equity	492,188	515,745

Total liabilities and stockholders’ equity	$948,834	$984,632

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Six Months Ended June 30,		Three Months Ended June 30,
	2005	2004	2005	2004
Oil and gas sales	$138,351	$127,269	$68,529	$66,508
Operating expenses:
Oil and gas operating	26,066	25,106	12,879	12,456
Exploration	17,286	5,179	15,201	1,797
Depreciation, depletion and amortization	33,332	31,537	15,979	15,728
General and administrative, net	7,957	5,972	3,769	2,882

Total operating expenses	84,641	67,794	47,828	32,863

Income from operations	53,710	59,475	20,701	33,645
Other income (expenses):
Other income	136	86	32	47
Interest income	1,207	34	459	18
Interest expense	(10,517)	(10,791)	(4,719)	(4,526)
Equity in loss of Bois d’Arc Energy	(61,225)	—	(61,225)	—
Gain on sale of stock by Bois d’Arc Energy	28,797	—	28,797	—
Loss on early extinguishment of debt	—	(19,599)	—	(18)
Gain (loss) on derivatives	(3,231)	—	7	—

Total other expenses	(44,833)	(30,270)	(36,649)	(4,479)

Income before income taxes (loss)	8,877	29,205	(15,948)	29,166
Provision for income taxes	(3,867)	(10,514)	5,070	(10,500)

Net income (loss)	$5,010	$18,691	$(10,878)	$18,666

Net income (loss) per share:
Basic	$0.13	$0.55	$(0.27)	$0.55

Diluted	$0.12	$0.52	$(0.27)	$0.52

Weighted average common and common stock equivalent shares outstanding:
Basic	37,393	33,977	39,762	34,111

Diluted	39,570	35,990	41,757	36,133

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Six Months Ended June 30,		Three Months Ended June 30,
	2005	2004	2005	2004
Cash flow from operations:
Net cash provided by operating activities	$99,597	$67,819	$53,876	$47,418
Increase (decrease) in accounts receivable	(2,719)	(4,673)	1,128	4,471
Increase (decrease) in other current assets	4	(839)	(966)	31
Decrease (increase) in accounts payable and accrued expenses	(3,009)	20,596	(6,703)	(6,499)

Cash flow from operations	$93,873	$82,903	$47,335	$45,421

EBITDAX:
Net income (loss)	$5,010	$18,691	$(10,878)	$18,666
Interest expense	10,517	10,791	4,719	4,526
Loss from early extinguishment of debt	—	19,599	—	18
Equity in loss of Bois d’Arc Energy	61,225	—	61,225	—
Gain on sale of stock by Bois d’Arc Energy	(28,797)	—	(28,797)	—
Income tax expense	3,867	10,514	(5,070)	10,500
Depreciation, depletion and amortization	33,332	31,537	15,979	15,728
Stock-based compensation	3,178	2,376	1,383	1,222
Exploration expense	17,286	5,179	15,201	1,797
Loss (gain) on derivatives	3,231	—	(7)	—

EBITDAX	$108,849	$98,687	$53,755	$52,457

	As of June 30,
	2005	2004
	(In thousands)
Balance Sheet Data:
Current assets	$36,066	$45,974
Property and equipment, net	666,616	740,240
Investment in Bois d’Arc Energy	240,770	—
Other	5,382	7,840

Total assets	$948,834	$794,054

Current liabilities	$49,191	$44,568
Long-term debt	307,000	324,000
Other	100,455	108,189
Stockholders’ equity	492,188	317,297

Total liabilities and stockholders’ equity	$948,834	$794,054

COMSTOCK RESOURCES, INC.
SELECTED OPERATING AND FINANCIAL RESULTS
(In thousands, except as noted and per unit amounts)
For the Three Months ended June 30, 2005

	Comstock		Equity Method
	Resources(1)	Bois d’Arc(2)	Adjustments	Total
Oil production (thousand barrels)	204	192	(100)	296
Gas production (million cubic feet – Mmcf)	7,135	2,316	(1,234)	8,217
Total production (Mmcfe)	8,356	3,468	(1,835)	9,989
Oil sales	$9,286	$9,528	$(4,980)	$13,834
Gas sales	46,743	16,398	(8,446)	54,695

Total oil and gas sales	$56,029	$25,926	$(13,426)	$68,529

Average oil price (per barrel)	$45.63	$49.63		$46.74
Average gas price (per thousand cubic feet – Mcf)	$6.55	$7.08		$6.66
Average price (per Mcf equivalent)	$6.70	$7.48		$6.86
Lifting cost	$10,795	$4,397	$(2,313)	$12,879
Lifting cost (per Mcf equivalent)	$1.29	$1.27		$1.29
For the Six Months ended June 30, 2005

	Comstock		Equity Method
	Resources(1)	Bois d’Arc(2)	Adjustments	Total
Oil production (thousand barrels)	293	402	(100)	595
Gas production (million cubic feet – Mmcf)	13,547	4,741	(1,234)	17,054
Total production (Mmcfe)	15,306	7,153	(1,835)	20,624
Oil sales	$13,574	$19,526	$(4,980)	$28,120
Gas sales	86,248	32,429	(8,446)	110,231

Total oil and gas sales	$99,822	$51,955	$(13,426)	$138,351

Average oil price (per barrel)	$46.30	$48.58		$47.26
Average gas price (per thousand cubic feet – Mcf)	$6.37	$6.84		$6.46
Average price (per Mcf equivalent)	$6.52	$7.26		$6.71
Lifting cost	$19,367	$9,012	$(2,313)	$26,066
Lifting cost (per Mcf equivalent)	$1.27	$1.26		$1.26

(1)	Excludes Bois d’Arc Energy.

(2)	Comstock owned 59.9% of Bois d’Arc Energy through May 10, 2005 and 48.3% thereafter.

COMSTOCK RESOURCES, INC.
SELECTED OPERATING AND FINANCIAL RESULTS
(In thousands, except as noted and per unit amounts)
Three Months ended June 30, 2005

	East Texas/
	North Louisiana	Southeast Texas	Other	Total Onshore
Oil production (thousand barrels)	22	43	139	204
Gas production (million cubic feet – Mmcf)	3,314	1,678	2,143	7,135
Total production (Mmcfe)	3,443	1,938	2,975	8,356
Oil sales	$1,120	$2,192	$5,974	$9,286
Gas sales	21,425	11,915	13,403	46,743

Total oil and gas sales	$22,545	$14,107	$19,377	$56,029

Average oil price (per barrel)	$50.91	$50.98	$42.98	$45.63
Average gas price (per thousand cubic feet – Mcf)	$6.46	$7.10	$6.25	$6.55
Average price (per Mcf equivalent)	$6.55	$7.28	$6.51	$6.70
Lifting cost	$5,056	$1,983	$3,756	$10,796
Lifting cost (per Mcf equivalent)	$1.47	$1.02	$1.26	$1.29
Acquisition, development and exploration expenditures	$139,358	$5,703	$79,198	$224,259
Six Months ended June 30, 2005

	East Texas/
	North Louisiana	Southeast Texas	Other	Total Onshore
Oil production (thousand barrels)	40	86	167	293
Gas production (million cubic feet – Mmcf)	5,924	3,535	4,088	13,547
Total production (Mmcfe)	6,163	4,052	5,091	15,306
Oil sales	$1,953	$4,243	$7,378	$13,574
Gas sales	36,947	23,587	25,714	86,248

Total oil and gas sales	$38,900	$27,830	$33,092	$99,822

Average oil price (per barrel)	$48.83	$49.34	$44.18	$46.30
Average gas price (per thousand cubic feet – Mcf)	$6.24	$6.67	$6.29	$6.37
Average price (per Mcf equivalent)	$6.31	$6.87	$6.50	$6.52
Lifting cost	$8,639	$4,082	$6,647	$19,367
Lifting cost (per Mcf equivalent)	$1.40	$1.01	$1.31	$1.27
Acquisition, development and exploration expenditures	$150,931	$12,962	$83,955	$247,848